UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 4, 2015

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission File Number)	(IRS Employer Identification No.)

1221 E. Houston St., Broken Arrow, Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed below, the shareholders adopted the Company’s 2015 Incentive Stock Plan at the annual meeting.  Exhibit 1.1 hereto is an excerpt from the Company’s proxy statement which describes the terms and conditions of such plan and is incorporated herein by reference.  A copy of such plan as attached as Appendix A to the Company’s proxy statement is also incorporated herein by reference as Exhibit 1.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)	The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the “Company”) was held in Broken Arrow, Oklahoma at the corporate offices of the Company on March 4, 2015.

b)	At the meeting, the following directors were elected for one year terms (with the votes as indicated):

Director Name	For	Withheld	Broker Non-vote
David E. Chymiak	4,028,527	11,590	2,657,119
David L. Humphrey	4,022,677	17,440	2,657,119
Thomas J. Franz	3,922,376	117,741	2,657,119
Paul F. Largess	3,926,576	113,541	2,657,119
James C. McGill	3,924,576	115,541	2,657,119

The shareholders approved the 2015 incentive stock plan with 3,412,333 votes for, 616,494 votes against and 11,290 votes abstaining.  In addition, there were 2,657,119 broker non-votes.

The shareholders also ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year with 6,650,130 votes for, 23,295 votes against, and 23,811 votes abstaining.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit 1.1 Exhibit 1.2
2015 Incentive Stock Plan excerpt from Proxy Statement.

2015 Incentive Stock Plan (incorporated by reference to Appendix A to the Company's proxy statement on Schedule 14A filed with the Commission on January 23, 2015).  (File No. 001-10799).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: March 6, 2015
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
1.1 1.2
2015 Incentive Stock Plan excerpt from Proxy Statement.

2015 Incentive Stock Plan (incorporated by reference to Appendix A to the Company's proxy statement on Schedule 14A filed with the Commission on January 23, 2015). (File No. 001-10799).